                                                                   EXHIBIT 23.10

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Charter Communications, Inc. (i) of our report dated March 30, 1999, except as to the agreement with Charter Communications, Inc. under which Charter Communications, Inc. agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt described in Note 12 which is as of May 13, 1999, relating to the financial statements of Avalon Cable LLC as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from September 4, 1997 (inception) through December 31, 1997; (ii) of our report dated March 30, 1999, except as to the agreement with Charter Communications, Inc. under which Charter Communications, Inc. agreed to purchase Avalon Cable LLC's cable television systems and assume some of their debt described in Note 13 which is as of May 13, 1999, relating to the financial statements of Avalon Cable of Michigan Holdings, Inc., as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and for the period from September 4, 1997 (inception) through December 31, 1997; and (iii) of our report dated March 30, 1999 relating to the consolidated financial statements of Cable Michigan, Inc. and Subsidiaries as of December 31, 1997 and November 5, 1998 and for each of the two years in the period ended December 31, 1997 and for the period from January 1, 1998 through November 5, 1998 which appear in Amendment No. 1 Charter Communications, Inc.'s Registration Statement on Form S-1 dated September 22, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                       /s/  PRICEWATERHOUSECOOPERS LLP

Jersey City, New Jersey

February 6, 2001